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                                                                      EXHIBIT 21
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                              NovaMed Subsidiaries
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1.   NovaMed Management of Kansas City, Inc., a Missouri corporation
2.   NovaMed Blue Ridge, Inc., a Missouri corporation
3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company
4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company
5.   NovaMed Eyecare Services, LLC, a Delaware limited liability company
6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company
7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company
8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company
9.   NovaMed of Louisville, Inc., a Kentucky corporation
10.  NovaMed of Richmond, Inc., a Virginia corporation
11.  Midwest Uncuts, Inc., an Iowa corporation
12.  NMSL, Inc., a Missouri corporation
13.  NovaMed of St. Louis, Inc., a Missouri corporation
14.  NovaMed Eyecare Research, Inc., a Delaware corporation